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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-151095 on Form S-8 pertaining to the 2007 Equity Incentive Plan, 2007 Non-Employee Directors' Stock Option Plan and 2007 Employee Stock Purchase Plan of ARYx Therapeutics, Inc. and Registration Statement No. 333-156286 on Form S-3 of our report dated March 26, 2009, with respect to the consolidated financial statements of ARYx Therapeutics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ ERNST & YOUNG LLP
Palo Alto, California March 26, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM